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                                                                 Exhibit T3A-64.

                                    DELAWARE

                                 The First State

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "COVANTA WATER TREATMENT SERVICES, INC." AS RECEIVED AND FILED IN THIS OFFICE.

         THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

         CERTIFICATE OF INCORPORATION, FILED THE NINETEENTH DAY OF JANUARY, A.D. 1995, AT 10:30 O'CLOCK A.M.

         CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "OGDEN WATER TREATMENT SUPPORT SERVICES, INC." TO "COVANTA WATER TREATMENT SERVICES, INC." FILED THE FOURTEENTH DAY OF MARCH, A.D. 2001, AT 9 O'CLOCK A.M.

         AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

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                                                                 Exhibit T3A-64.

                          CERTIFICATE OF INCORPORATION

                                       OF

                  OGDEN WATER TREATMENT SUPPORT SERVICES, INC.

                  The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the law of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

                  FIRST: The names of the corporation (hereinafter called the "corporation") is Ogden Water Treatment Support Services Inc.

                  SECOND: the address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Mall Corporation System, Inc.

                  THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one hundred (100). The par value of each of such shares is One Dollar ($1.00). All such shares are of one class and are shares of Common Stock. Each outstanding share of which, will be entitled to one vote.

                  FIFTH: The name and the mailing address of the incorporator are as follows:

    NAME                                MAILING ADDRESS
    ----                                ---------------
J. L. Effinger                      Two Pennsylvania Plaza
                                    New York, New York 10121

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                  SIXTH: The corporation is to have perpetual existence.

                  SEVENTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                  1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

                  2. The initial Board of Directors shall consist of four members. The names and mailing addresses of the initial Board of Directors are as follows:

   NAME                                   MAILING ADDRESS
   ----                                   ---------------
R. Richard Ablon                 Two Pennsylvania Plaza
                                 New York, NY 10121

Peter Allen                      Two Pennsylvania Plaza
                                 New York, NY 10121

C. G. Caras                      Two Pennsylvania Plaza New
                                 York, NY 10121

Robert DiGia                     Two Pennsylvania Plaza
                                 New York, NY 10121

                  3. After the original or other Bylaws of the corporation have been adopted, amended, or repealed as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation.

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                  EIGHTH: The personal liability of the directors of the
corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

                  NINTH: The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

Signed on January 19, 1994                 /s/ J.J. Effinger
                                           -------------------------------------
                                                    Incorporator

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                                                                 Exhibit T3A-64.

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                  OGDEN WATER TREATMENT SUPPORT SERVICES, INC.

It is hereby certified that:

                  1. The name of the corporation (hereinafter the "corporation") is OGDEN WATER TREATMENT SUPPORT SERVICES, INC.

                  2. The certificate of incorporation of the corporation is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article:

                  Article One: The name of the corporation (hereinafter called the "corporation") is COVANTA WATER TREATMENT SERVICES, INC.

                  3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provision of
Section 242 and 228 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, I have duly executed this certificate of amendment this ______ day of March _____, 2001.

                                           /s/ Patricia Collins
                                           -------------------------------------
                                           Name:  Patricia Collins
                                           Title: Asst. Secretary

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